Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-216587, 333-210022, 333-202596, 333-194524, 333-187711, 333-179903, 333-172166, and 333-167752) and the Registration Statement of Form S-3 (No. 333-215025) of Codexis, Inc. of our reports dated March 15, 2018, relating to the consolidated financial statements, and the effectiveness of Codexis, Inc.’s internal control over financial reporting, which appears in this Form 10-K.

/s/ BDO USA, LLP

San Jose, California
March 15, 2018